SCHEDULE 14A
INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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COMPASS MINERALS INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 12, 2004

To Our Stockholders:

      We cordially invite you to attend the 2004 Annual Meeting of Stockholders of Compass Minerals International, Inc., our first annual meeting since the closing of our initial public offering on December 17, 2003. The meeting will take place at the Sheraton Overland Park Hotel, 6100 College Boulevard, Overland Park, Kansas 66211 on Thursday, August 12, 2004, at 9:00 a.m. local time. We look forward to your attendance either in person or by proxy.

      The purpose of the meeting is to:

1. Elect three directors, each for a term of three years;

2. Ratify the appointment of PricewaterhouseCoopers LLP as Compass’s independent auditors for fiscal year 2004; and

3. Transact any other business that may properly come before the meeting and any postponement or adjournment of the meeting.

      Only stockholders of record at the close of business on July 2, 2004 may vote at the meeting or any postponements or adjournments of the meeting.

By order of the Board of Directors,

Chief Financial Officer and Vice President

July 12, 2004

          Please complete, date, sign and return the accompanying proxy card. The enclosed return envelope requires no additional postage if mailed in either the United States or Canada.

          Your vote is very important. Please vote regardless of whether or not you plan to attend the meeting.

COMPASS MINERALS INTERNATIONAL, INC.

8300 College Boulevard
Overland Park, Kansas 66210

2004 PROXY STATEMENT

       Compass Minerals International, Inc. (“Compass”, or the “Company”) completed its initial public offering on December 12, 2003, and our common stock began trading on the New York Stock Exchange on that date. The shares sold in the initial public offering were sold by our stockholders, Apollo Management V, L.P. (“Apollo”) and their co-investors, IMC Global, Inc. (“IMC Global”), and members of the Company’s management, and we did not receive any proceeds from the sale of the shares. Compass Minerals International, Inc. is comprised of its wholly-owned subsidiary, Compass Minerals Group, Inc. and Compass Minerals Group, Inc.’s subsidiaries (“CMG” or “Compass Minerals Group”).

      The Board of Directors of Compass is furnishing you this proxy statement in connection with the solicitation of proxies on its behalf for the 2004 Annual Meeting of Stockholders. The meeting will take place at the Sheraton Overland Park Hotel, 6100 College Boulevard, Overland Park, Kansas 66211 on Thursday, August 12, 2004, at 9:00 a.m. local time. At the meeting, stockholders will vote on the election of three directors, the ratification of the appointment of PricewaterhouseCoopers LLP as Compass’s independent auditors for fiscal year 2004, and will transact any other business that may properly come before the meeting although we know of no other business to be presented.

      By submitting your proxy (by signing and returning the enclosed proxy card), you authorize Rodney L. Underdown, an officer of Compass, Bradley J. Bell, a director of Compass, and Richard S. Grant, a director of Compass, to represent you and vote your shares at the meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

      Compass’s Annual Report to Stockholders for the fiscal year ended December 31, 2003, which includes Compass’s audited annual financial statements, was sent to stockholders on or about April 26, 2004. It does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement.

      We are first sending this proxy statement, form of proxy and accompanying materials to stockholders on or about July 14, 2004.

      YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY SUBMIT YOUR PROXY IN THE ENCLOSED ENVELOPE.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

      At the annual meeting, the stockholders will be asked to:

1. Elect three directors, each for a term of three years; and

2. Ratify the appointment of PricewaterhouseCoopers LLP as Compass’s independent auditors for fiscal year 2004.

      Stockholders also will transact any other business that may properly come before the meeting. Members of Compass’s management team and a representative of PricewaterhouseCoopers LLP, Compass’s independent auditors, will be present at the meeting to respond to appropriate questions from stockholders.

Who is entitled to vote?

      The record date for the meeting is July 2, 2004. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. The only class of stock entitled to be voted at the meeting is Compass’s common stock. Each outstanding share of common stock is entitled to one vote for all matters before the meeting. At the close of business on the record date there were 30,761,202 shares of Compass common stock outstanding.

Am I entitled to vote if my shares are held in “street name”?

      If your shares are held by a bank or brokerage firm, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, these proxy materials are being forwarded to you by your bank or brokerage firm (the “record holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares with respect to “discretionary” items, but will not be permitted to vote your shares with respect to “non-discretionary” items. In the case of a non-discretionary item, your shares will be considered “broker non-votes” on that proposal.

      As the beneficial owner of shares, you are invited to attend the annual meeting. If you are a beneficial owner, however, you may not vote your shares in person at the meeting unless you obtain a proxy form from the record holder of your shares.

How many shares must be present to hold the meeting?

      A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

Who can attend the Annual Meeting?

      All Compass stockholders may attend the Annual Meeting.

What if a quorum is not present at the meeting?

      If a quorum is not present at the scheduled time of the meeting, the stockholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

What does it mean if I receive more than one proxy card?

      It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares.

How do I vote?

      If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in either the United States or Canada.

      If your shares are held in street name, you may be able to vote your shares electronically by telephone or on the Internet. A large number of banks and brokerage firms participate in a program provided through ADP Investor Communications Services that offers telephone and Internet voting options. If your shares are held in an account at a bank or brokerage firm that participates in the ADP program, you may vote those shares electronically by telephone or on the Internet by following the instructions set forth on the voting form provided to you.

      If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. Additionally, we will pass out written ballots to registered stockholders who wish to vote in person at the meeting. Beneficial owners of shares held in street name who wish to vote at the meeting will need to obtain a proxy form from their record holder.

Can I change my vote after I submit my proxy?

      Yes, you may revoke your proxy and change your vote:

•	by signing another proxy with a later date; or

•	if you are a registered stockholder, by giving written notice of such revocation to the Secretary of Compass prior to or at the meeting or by voting in person at the meeting.

      Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the meeting.

Who will count the votes?

      Compass’s transfer agent, UMB Bank, N.A., will tabulate and certify the votes. A representative of the transfer agent will serve as an inspector of election.

How does the Board of Directors recommend I vote on the proposals?

      Your Board recommends that you vote:

•	FOR the election of the three nominees to the Board of Directors; and

•	FOR the ratification of PricewaterhouseCoopers LLP as Compass’s independent auditors.

What if I do not specify how my shares are to be voted?

      If you submit a proxy but do not indicate any voting instructions, your shares will be voted:

•	FOR the election of the three nominees to the Board of Directors; and

•	FOR the ratification of PricewaterhouseCoopers LLP as Compass’s independent auditors.

Will any other business be conducted at the meeting?

      We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required to elect the director nominees?

      The affirmative vote of a plurality of the votes cast at the meeting is required to elect the three nominees as directors. This means that the three nominees will be elected if they receive more affirmative votes than any other person. If you vote “Withheld” with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.

What happens if a nominee is unable to stand for election?

      If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

How many votes are required to ratify the appointment of Compass’s independent auditors?

      The ratification of the appointment of PricewaterhouseCoopers LLP as Compass’s independent auditors requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

How will abstentions be treated?

      Abstentions will be treated as shares present for quorum purposes and entitled to vote, so they will have the same practical effect as votes against a proposal.

How will broker non-votes be treated?

      Broker non-votes will be treated as shares present for quorum purposes, but not entitled to vote, so they will not affect the outcome of any proposal.

Where can I find the voting results of the Annual Meeting?

      We plan to announce preliminary voting results at the Annual Meeting and to publish final results in Quarterly Report on SEC Form 10-Q for the quarter ended September 30, 2004.

PROPOSAL 1 — ELECTION OF DIRECTORS

Current Nominees

      The Board of Directors currently consists of 10 directors divided into three classes (Class I, Class II and Class III). Directors in each class are elected to serve for three-year terms that expire in successive years. The terms of the Class I directors will expire at the upcoming annual meeting. The Board of Directors has nominated Michael E. Ducey, Heinn F. Tomfohrde, III, and Douglas A. Pertz for election as Class I directors for three-year terms expiring at the annual meeting of stockholders to be held in 2007 and until their successors are elected and qualified. Each nominee currently serves as a Class I director.

      Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

      The affirmative vote of a plurality of the votes cast at the meeting is required to elect the three nominees as directors. This means that the three nominees will be elected if they receive more affirmative votes than any other person.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE THREE NOMINEES.

      The following table sets forth, with respect to each nominee, his name, age, principal occupation and employment during the past five years, the year in which he first became a director of Compass and directorships held in other public companies.

NOMINEES FOR ELECTION AS

CLASS I DIRECTORS FOR A THREE-YEAR
TERM EXPIRING AT THE 2007 ANNUAL MEETING

Director, Year First Elected
as Director	Age	Principal Occupation, Business and Directorships

Michael E. Ducey, 2002	55	Michael E. Ducey was appointed the President and Chief Executive Officer of the Company in December 2002 and has been a director of the Company since August 2002. Mr. Ducey joined Compass Minerals Group as the President and Chief Executive Officer on April 1, 2002 and was elected to the Compass Minerals Group Board at that time. Prior to joining Compass Minerals Group, Mr. Ducey worked approximately 30 years for Borden Chemical, a diversified chemical company, in various positions including President and Chief Executive Officer (December 1999 to March 2002) and Executive Vice President and Chief Operation Officer (October 1997 to December 1999).

Director, Year First Elected
as Director	Age	Principal Occupation, Business and Directorships

Douglas A. Pertz, 2003	49	Douglas A. Pertz has been a director of the Company since December 2003 and was a director of Compass Minerals Group from November 2002 to February 2004. Mr. Pertz has been Chairman and Chief Executive Officer of IMC Global since March 2002. From October 2000 to March 2002, Mr. Pertz served as Chairman, President and Chief Executive Officer of IMC Global, and from October 1999 to October 2000, Mr. Pertz served as President and Chief Executive Officer of IMC Global. Mr. Pertz served as President and Chief Operating Officer of IMC Global from October 1998 to October 1999. Prior to joining IMC Global, Mr. Pertz served from 1995 to 1998 as President and Chief Executive Officer and as a director of Culligan Water Technologies, Inc., a leading manufacturer and distributor of water purification and treatment products.
Heinn F. Tomfohrde, III, 2003	70
		Heinn F. Tomfohrde, III has been a director of the Company since December 2003 and was a director of Compass Minerals Group from November 2001 to February 2004. Mr. Tomfohrde has served the chemicals industry in a variety of leadership positions for 45 years. Currently, Mr. Tomfohrde serves in directorship positions only. Mr. Tomfohrde served as President and Chief Operating Officer of International Specialty Products, Inc. and its predecessor company, GAF Chemicals Corp., from 1987 to 1993. Prior to that time, Mr. Tomfohrde spent 31 years with Union Carbide Corp., rising from positions in research and development and marketing to senior management, serving as President of Union Carbide’s Consumer and Industrial Products Group from 1983 to 1986. Mr. Tomfohrde is also a director of Resolution Performance Products LLC, a specialty chemicals company.

Continuing Directors

      The terms of Compass’s three Class II directors expire at the annual meeting of stockholders to be held in 2005. The terms of Compass’s four Class III directors expire at the annual meeting of stockholders to be held in 2006. The following tables set forth, with respect to each Class II and Class IIII director, his name, age, principal occupation and employment during the past five years, the year in which he first became a director of Compass and directorships held in other public companies.

CLASS II DIRECTORS CONTINUING IN OFFICE

WHOSE TERMS EXPIRE AT THE 2005 ANNUAL MEETING

Director, Year First Elected
as Director	Age	Principal Occupation, Business and Directorships

Mr. Joel A. Asen, 2003	53	Joel A. Asen has been a director of the Company since December 2003 and was a director of Compass Minerals Group from November 2001 to February 2004. Mr. Asen has been a Managing Director of PLASE Capital Management, LLC, an affiliate of Apollo, since June 2003 and has served as the President of Asen Advisory since April 1992, which provides strategic and financial advisory services. He was Managing Director at Whitehead Sterling from 1991 to 1992, at Paine Webber, Inc. from 1990 to 1991 and at Drexel Burnham Lambert Incorporated from 1988 to 1990. From 1985 to 1988, he was a Senior Vice President at GAF Corporation. Prior to that time, Mr. Asen was a Manager of Business Development at GE and Manager of Marketing and Business Development at GECC. Mr. Asen is also a director of Resolution Performance Products LLC, Anchor Glass Container Corp., and Worldwide Excellerated Leasing, LTD.

Mr. Bradley J. Bell, 2003	51	Bradley J. Bell has been a director of the Company since December 2003 and was a director of Compass Minerals Group from November 2003 to February 2004. Mr. Bell has been Executive Vice President and Chief Financial Officer of Nalco Company since November 2003. From 1997 to 2003, Mr. Bell served as Senior Vice President and Chief Financial Officer of Rohm and Haas Company. Prior to that time, Mr. Bell served from 1987 to 1997 as Vice President and Treasurer of the Whirlpool Corporation, and from 1980 to 1987 as Vice President and Treasurer of the Bundy Corporation. Mr. Bell is also a director and Chairman of the Audit Committee of IDEX Corporation.

Mr. Richard S. Grant, 2004	58	Richard S. Grant has been a director of the Company since April 2004. From January 1998 through December 2002, Mr. Grant served as Chief Executive Officer of BOC Process Gas Solutions, a global business providing utilities and services primarily to chemical, petrochemical and metals industries. During this same period, Mr. Grant served as a Chairman of CNC sa, a Mexican consortium joint venture, which operates the world’s largest nitrogen project for oilfield pressurization.

CLASS III DIRECTORS CONTINUING IN OFFICE

WHOSE TERMS EXPIRE AT THE 2006 ANNUAL MEETING

Director, Year First Elected
as Director	Age	Principal Occupation, Business and Directorships

Mr. Peter P. Copses, 2003	46	Peter P. Copses has been a director of the Company since December 2003 and was a director of Compass Minerals Group from November 2001 to February 2004. Mr. Copses is a Senior Partner at Apollo where he has worked since September 1990. Mr. Copses is also a director of Rent-A-Center, Inc., Zale Corporation and Resolution Performance Products LLC.

Mr. Robert H. Falk, 2001	66	Robert H. Falk has been a director of the Company since November 2001 and was a director of Compass Minerals Group from November 2001 to February 2004. Mr. Falk is a Partner at Apollo and has served as an officer of certain affiliates of Apollo since 1992. Mr. Falk is a director of Newiesy Gmbh.

Mr. Joshua J. Harris, 2001	39	Joshua J. Harris has been a director of the Company and Compass Minerals Group since November 2001. Mr. Harris is a founding Senior Partner at Apollo and has served as an officer of certain affiliates of Apollo since 1990. Mr. Harris is also a director of Breuners Home Furnishings Corporation, GNC Corporation, Nalco Holdings, Pacer International, Inc., Quality Distribution Inc., Resolution Performance Products LLC and United Agri Products, Inc.
Mr. Scott M. Kleinman, 2001	31
		Scott M. Kleinman has been a director of the Company and Compass Minerals Group since November 2001. Mr. Kleinman is a Partner at Apollo, where he has worked since February 1996. Mr. Kleinman is also a director of Resolution Performance Products LLC.

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

Director Independence

      As required by the rules of the New York Stock Exchange (the “NYSE”), the Board of Directors evaluates the independence of its members at least annually, and at other appropriate times (e.g., in connection with a change in employment status) when a change in circumstances could potentially impact the independence of one or more directors.

      Under NYSE rules, a director is independent if the Board determines that he or she currently has no direct or indirect material relationship with the Company, and for the last three years:

•	The director has not been an employee of the Company, and no member of the director’s immediate family has served as an executive officer of the Company.

•	Neither the director nor any member of the director’s immediate family has received more than $100,000 per year in direct compensation from the Company (excluding director fees, pensions or deferred compensation for prior service).

•	The director has not been affiliated with or employed by, and no member of the director’s immediate family has been affiliated with or employed in a professional capacity by, the Company’s present or former internal or external auditors.

•	Neither the director nor any member of the director’s immediate family has been employed as an executive officer by any company whose compensation committee includes an executive officer of the Company.

•	The director has not been employed by, and no member of the director’s immediate family has been an executive officer of, any company that makes payments to, or receives payments from, the Company for property or services in annual amounts exceeding the greater of $1 million, or 2% of such company’s consolidated gross revenues.

      In making this determination, the Board broadly considers all relevant facts and circumstances, including:

•	the nature of any relationships with the Company,

•	the significance of the relationship to the Company, the other organization and the individual director,

•	whether or not the relationship is solely a business relationship in the ordinary course of the Company’s and the other organization’s businesses and does not afford the director any special benefits, and

•	any commercial, banking, consulting, legal, accounting, charitable and familial relationships.

      After considering the standards for independence adopted by the New York Stock Exchange and the various other factors described above, the Board of Directors has determined that, in its judgment, Joel A. Asen, Bradley J. Bell, Richard S. Grant, Joshua J. Harris, Scott M. Kleinman, Robert H. Falk, Peter P. Copses and Heinn F. Tomfohrde are independent. In making these determinations, the Board has considered all relevant facts and circumstances, including the relationships set forth below. The Board has also determined that, in its judgment, except as described below, there are no other relationships, whether industrial, banking, consulting, legal, accounting, charitable or familial, which would impair the independence of any of the directors or nominees.

      None of the directors, other than Mr. Ducey, receive any compensation from the Company other than customary director and committee fees. Under NYSE rules, Mr. Ducey cannot be deemed independent due to his current position as a Company employee.

      The Board of Directors has determined that Mr. Pertz should not be deemed independent at this time. In making this determination, the Board noted that Mr. Pertz’s employer, IMC Global, received proceeds from the Company, including amounts received in connection with a recent acquisition of assets from IMC Global, exceeding 2% of the annual revenues of IMC Global for fiscal year 2003.

      The Board of Directors has determined that Mr. Joel A. Asen, Mr. Peter P. Copses, Mr. Joshua J. Harris, Mr. Scott M. Kleinman, and Mr. Robert H. Falk are independent under the NYSE rules. Each of Messrs. Asen, Copses, Harris, Kleinman and Falk are affiliated with Apollo. The Company entered into a Management Consulting Agreement with Apollo in November 2001. In connection with the initial public offering in December 2003, the Management Consulting Agreement was amended. The Management Consulting Agreement is more fully described on page 21 herein. The Board of Directors has concluded that the relationship between the Company and Apollo is not material to Apollo. After considering all relevant facts and circumstances, the Board of Directors has determined that the relationship between the Company and Apollo does not impair, or appear to impair, the independent judgment of the aforementioned directors.

Compensation of Directors

      Beginning in 2004, the non-executive members of our Board of Directors each receive a quarterly retainer of $6,000 and are reimbursed for their out-of-pocket expenses. Those directors who are employees of the Company do not receive compensation for their service on the Board of Directors, but are reimbursed for their out-of-pocket expenses. The Company is currently examining its compensation policy for directors, and may change its policy in the future based on an analysis of market conditions and our ability to attract and retain directors. Prior to 2004, members of the Board of Directors were not compensated for their service.

Meetings

      In the period following the completion of the initial public offering on December 12, 2003 and to the end of the fiscal year on December 31, 2003, the Board of Directors did not hold any meetings. Prior to the completion of the offering, the Board of Directors held one meeting and acted by written consent 14 times in 2003. All of the directors of the Company attended all of the meetings held by the Board of Directors during their tenure in 2003.

      Executive sessions of non-employee directors are held as part of each regularly scheduled meeting of the Board. Any non-employee director can request that an additional executive session be scheduled. The chair of each executive session is selected in advance by non-management directors and is rotated at each meeting so that (i) the same non-management director does not lead two consecutive sessions, and (ii) to the extent practical, each non-management director has an opportunity to serve as chair before repeating the rotational cycle.

Committees

      Committees of the Board of Directors include an Audit Committee, a Compensation Committee, a Nominating/Corporate Governance Committee, and an Environmental, Health and Safety Committee. Committee memberships are as follows:

		Nominating/ Corporate	Environmental, Health &
Audit Committee	Compensation Committee	Governance Committee	Safety Committee

Bradley J. Bell, Chairman Heinn F. Tomfohrde, III Richard S. Grant	Joshua J. Harris, Chairman Heinn F. Tomfohrde, III Robert H. Falk	Heinn F. Tomfohrde, III, Chairman Peter P. Copses Joshua J. Harris	Heinn F. Tomfohrde, III, Chairman Scott M. Kleinman Michael E. Ducey

Audit Committee

      The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee was constituted on December 11, 2003, but did not hold any meetings in the period from that date to the end of the fiscal year on December 31, 2003. The Audit Committee is governed by the Audit Committee Charter, which is attached as Exhibit A to this proxy statement and which is available on the Company’s website (www.compassminerals.com). The functions of the Audit Committee are described in the Audit Committee Charter and include assisting the Board with its oversight responsibilities regarding the following:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the Company’s internal audit function and the independent auditor.

      The Board of Directors has affirmatively determined that, in its judgment, Bradley J. Bell, Heinn F. Tomfohrde and Richard S. Grant of the Audit Committee meet the independence requirements for audit committee members as established by the NYSE. The Board of Directors has determined that Bradley J. Bell is an “audit committee financial expert,” as defined by applicable rules of the Securities and Exchange Commission. A report of the Audit Committee is set forth on pages 15 through 16 of this proxy statement.

Compensation Committee

      The members of the Compensation Committee are Joshua J. Harris, Heinn F. Tomfohrde, and Robert H. Falk. The Compensation Committee was constituted on March 3, 2004, and thus did not hold any meetings in 2003. The Compensation Committee is charged with, among other things,:

•	at least annually, reviewing the compensation philosophy of the Company; and

•	at least annually, reviewing and approving corporate goals and objectives relating to the compensation of the chief executive officer, evaluating the performance of the chief executive officer in light of those goals and objectives, and determining and approving the compensation of the chief executive officer based on such evaluation;

•	at least annually, reviewing and approving all compensation for all other executive officers and directors of the Company with a base salary greater than or equal to $150,000;

•	making recommendations to the Board of Directors with respect to non-CEO compensation, incentive-compensation plans, and equity-based plans, and reviewing and approving all officers’ employment agreements and severance arrangements; and

•	preparing and reviewing an annual report on executive compensation for inclusion in the Company’s proxy materials in accordance with applicable rules and regulations.

      The Board of Directors has affirmatively determined that, in its judgment, each member of the Compensation Committee meets the definition of an independent director as established by the NYSE. The Compensation Committee has adopted a formal charter that describes in more detail the Committee’s purpose, structure, and responsibilities. A copy of the charter is available on the Compass website (www.compassminerals.com).

Nominating/Corporate Governance Committee

      The members of the Nominating/Corporate Governance Committee are Heinn F. Tomfohrde, Peter P. Copses, and Joshua J. Harris. The Nominating/Corporate Governance Committee was constituted on March 3, 2004, and thus did not hold any meetings in 2003. The Nominating/Corporate Governance Committee is governed by the Nominating/Corporate Governance Committee Charter, which is attached as Exhibit B to this proxy statement and which is available on the Company’s website

(www.compassminerals.com). The functions of the Nominating/Corporate Governance Committee are described in the Nominating/Corporate Governance Committee Charter and include the following:

•	recommending minimum qualifications for directors;

•	identifying, interviewing and nominating candidates for election as directors at the next annual meeting of stockholders;

•	selecting candidates to fill any vacancies on the Board;

•	recommending the form and amount of director compensation;

•	developing and recommending to the Board of a set of Corporate Governance Guidelines and principles applicable to the Company; and

•	leading the annual evaluation of the Board and management.

      The Board of Directors has affirmatively determined that, in its judgment, each member of the Nominating/ Corporate Governance Committee meets the definition of an independent director as established by the NYSE.

Environmental, Health and Safety Committee

      Our Environmental, Health and Safety committee was established to ensure compliance with environmental, health and safety initiatives and policies adopted by us, including education of site personnel; integration of environmental, health and safety policies into all business decisions; design, operation and management of facilities to protect the environment and the health and safety of all personnel.

CORPORATE GOVERNANCE GUIDELINES

Consideration of Director Nominees; Director Qualifications

      The Board of Directors has adopted the Compass Corporate Governance Guidelines, which are available on the Company’s website (www.compassminerals.com). Those Guidelines set forth, among other things, director qualification standards. While the selection of qualified directors is a complex, subjective process that requires consideration of many intangible factors, the Corporate Governance Guidelines provide that the Nominating/Corporate Governance Committee and the Board of Directors should take into account the following criteria, among others, in considering directors and candidates for the Board:

•	Directors and candidates should have fundamental qualities of intelligence, honesty, good judgment, high ethics and standards of integrity, fairness and responsibility; and

•	Directors and candidates should have the ability to make independent analytical inquiries, have a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment, have an understanding of the Company’s business on a technical level, have other board service, and have an appropriate educational and professional background.

Procedures for Recommendations by Stockholders

      The Company’s Corporate Governance Guidelines provide for the consideration of director candidates submitted by stockholders. The Nominating/Corporate Governance Committee will consider director candidates submitted by stockholders of Compass. Any stockholder who has beneficially owned more than 5% of the Company’s Common Stock for at least one year wishing to submit a candidate for consideration should send the following information to the Secretary of the Company, Compass Minerals International, Inc., 8300 College Boulevard, Overland Park, Kansas 66210:

•	The name and address of the stockholder submitting the candidate as it appears on the Company’s books and a signed document stating how many shares such stockholder currently owns and for how long;

•	The name of the candidate;

•	A detailed description of, among other things, the candidate’s educational and employment background, material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.) and a listing of the candidate’s qualifications to be a director;

•	Any information relating to such candidate that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to the Securities Exchange Act of 1934 and rules adopted thereunder;

•	A description of any arrangements or understandings between the recommending stockholder and such candidate; and

•	A signed statement from the candidate, confirming his or her willingness to serve on the Board of Directors and to sign the Company’s Code of Ethics, if elected.

      The Secretary of Compass will promptly forward such materials to the Nominating/Corporate Governance Committee Chair. The Secretary will also maintain copies of such materials for future reference by the Committee when filling Board positions.

      If a vacancy arises or the Board decides to expand its membership, the Nominating/Corporate Governance Committee will seek recommendations of potential candidates from a variety of sources (including incumbent directors, stockholders, the Corporation’s management and third-party search firms). At that time, the Nominating/Corporate Governance Committee also will consider potential candidates submitted by stockholders in accordance with the procedures described above. The Nominating/Corporate Governance Committee then evaluates each potential candidate’s educational background, employment history, outside commitments and other relevant factors to determine whether he or she is potentially qualified to serve on the Board. The Committee seeks to identify and recruit the best available candidates, and it intends to evaluate qualified stockholder candidates on the same basis as those submitted by other sources.

      After completing this process, the Nominating/Corporate Governance Committee will determine whether one or more candidates are sufficiently qualified to warrant further investigation. If the process yields one or more desirable candidates, the Committee will rank them by order of preference, depending on their respective qualifications and Compass’s needs. The Nominating/Corporate Governance Committee Chair, or another director designated by the Nominating/Corporate Governance Committee Chair, will then contact the desired candidate(s) to evaluate their potential interest and to set up interviews with the full Committee. All such interviews are held in person, and include only the candidate and the Nominating/Corporate Governance Committee members. Based upon interview results, the candidate’s qualifications and appropriate background checks, the Nominating/Corporate Governance Committee then decides whether it will recommend the candidate’s nomination to the full Board.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

      The Board of Directors has adopted the following procedures for stockholders to send communications to the Board or individual directors of the Company:

      Stockholders seeking to communicate with the Board of Directors should submit their written comments to the Secretary of the Company, Compass Minerals International, Inc., 8300 College Boulevard, Overland Park, Kansas 66210. The Secretary of the Company will forward all such communications (excluding routine advertisements and business solicitations and communications which the Secretary of the Company, in his or her sole discretion, deems to be a security risk or for harassment purposes) to each member of the Board of Directors, or if applicable, to the individual director(s) named in the correspondence.

      The Company reserves the right to screen materials sent to its directors for potential security risks and/or harassment purposes, and the Company also reserves the right to verify ownership status before forwarding stockholder communications to the Board of Directors.

      The Secretary of the Company will determine the appropriate timing for forwarding stockholder communications to the directors. The Secretary will consider each communication to determine whether it should be forwarded promptly or compiled and sent with other communications and other Board materials in advance of the next scheduled Board meeting.

      If a stockholder or other interested person seeks to communicate exclusively with the Company’s non-management directors, such communication should be sent directly to the Company’s Secretary who will forward any such communication directly to the Chair of the Nominating/ Corporate Governance Committee. The Company’s Secretary will first consult with and receive the approval of the Chair of the Nominating/ Corporate Governance Committee before disclosing or otherwise discussing the communication with members of management or directors who are members of management.

      This is the Company’s first Annual Meeting of Stockholders since the completion of its initial public offering. Although the Company does not have a formal policy regarding the attendance by members of the Board of Directors at such meetings of stockholders, it encourages the members of the Board of Directors to attend.

Audit Committee Report

      The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of independent directors as required by and in compliance with the listing standards of the New York Stock Exchange. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

      The Audit Committee is responsible for overseeing the Corporation’s financial reporting process on behalf of the Board of Directors. Management of the Corporation has the primary responsibility for the Corporation’s financial reporting process, principles and internal controls as well as preparation of its financial statements. The Corporation’s independent auditors are responsible for performing an audit of the Corporation’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

      The Audit Committee has reviewed and discussed the Corporation’s audited financial statements as of and for the year ended December 31, 2003 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed under standards established by the Public Company Accounting Oversight Board (United States), including those matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. The independent auditors have provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and the Audit Committee has discussed with the auditors their independence from the Corporation. The Audit Committee has also considered whether the independent auditors’ provision of information technology and other non-audit services to the Corporation is compatible with maintaining the auditors’ independence. The Audit Committee has concluded that the independent auditors are independent from the Corporation and its management.

      Based on the reports and discussions described above, the Audit Committee has recommended to the Board of Directors that the Corporation’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

      Submitted on July 1, 2004, by the members of the Audit Committee of the Corporation’s Board of Directors.

Bradley J. Bell, Chairman
Heinn F. Tomfohrde, III
Richard S. Grant

      The foregoing Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Compass specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the Securities and Exchange Commission under such Acts.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Appointment of Auditors

      PricewaterhouseCoopers LLP audited Compass’s annual financial statements for the fiscal year ended December 31, 2003. The Audit Committee has appointed PricewaterhouseCoopers LLP to be Compass’s independent auditors for the fiscal year ending December 31, 2004. The stockholders are asked to ratify this appointment at the annual meeting. A representative of PricewaterhouseCoopers LLP will be present at the meeting to respond to appropriate questions and to make a statement if they so desire.

Auditor Fees

      A summary of the services provided by PricewaterhouseCoopers LLP for the years ended December 31, 2003 and 2002 are as follows (in millions):

	2003	2002

Audit fees(a)	$0.6	$0.1
Audit related fees(b)	0.1	0.9
Tax fees(c)	1.0	0.9
All other fees	—	—

	$1.7	$1.9

(a)	Relates to services for the annual financial statement audits included in our Form 10-K for CMI and CMG, quarterly reviews for the financial statements included in our Form 10-Q, other financial statement audits that were required by SEC rules, reviews of registration statements and other SEC filings, and procedures performed for comfort letters issued to underwriters in connection with capital market transactions.

(b)	Relates to due diligence services for mergers and acquisitions, audits of pension and retirement plans, and consultation services concerning financial accounting and reporting standards.

(c)	Relates to services for reviews of certain tax filings, as well as research and advice on tax planning matters.

      The Audit Committee’s policy is to pre-approve all audit and permissible audit-related services provided by the independent auditors. The Audit Committee will consider annually for pre-approval a list of specific services and categories of services, including audit and audit-related services, for the upcoming or current fiscal year. All non-audit services are approved by the Audit Committee in advance in accordance with our policy on a case-by-case basis. Any service that is not included in the approved list of services or that does not fit within the definition of a pre-approved service is required to be presented separately to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, by other means of communication.

      Under Company policy and/or applicable rules and regulations, the independent auditor is prohibited from providing the following types of services to the Company: (1) bookkeeping or other services related to the Company’s accounting records or financial statements, (2) financial information systems design and implementation, (3) appraisal or valuation services, fairness opinions or contribution-in-kind reports, (4) actuarial services, (5) internal audit outsourcing services, (6) management functions, (7) human resources, (8) broker-dealer, investment advisor or investment banking services, and (9) legal services.

Vote Required For Ratification

      The Audit Committee was responsible for selecting Compass’s independent auditors for fiscal year 2004. Accordingly, stockholder approval is not required to appoint PricewaterhouseCoopers LLP as Compass’s independent auditors for fiscal year 2004. The Board of Directors believes, however, that submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification is a matter of good corporate governance. The Audit Committee is solely responsible for selecting Compass’s independent auditors. If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of independent auditors.

      The ratification of the appointment of PricewaterhouseCoopers LLP as Compass’s independent auditors requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS
INDEPENDENT AUDITOR FOR 2004.

STOCK OWNERSHIP

      The following table sets forth the amount of Compass’s common stock beneficially owned by each director, each executive officer named in the Executive Compensation Table on page 23 and all directors and executive officers as a group and each beneficial owner of more than five percent of the Company’s outstanding common stock, as of June 15, 2004. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

	Number of Shares
	Beneficially Owned(1)

Name and Address of Beneficial Owner	Number	%

Apollo(2)	11,462,064	35.89
Neuberger Berman, Inc.(3)	1,754,000	5.49
Michael E. Ducey(4)	617,290	1.93
Keith E. Clark(4)	255,883	*
David J. Goadby(4)	155,578	*
Rodney L. Underdown(4)	117,810	*
Steven Wolf(4)	264,825	*
Joel A. Asen(6)	57,500	*
Peter P. Copses(7)	53,669	*
Robert H. Falk(7)	53,669	*
Joshua J. Harris(7)	53,669	*
Richard S. Grant(5)	37,367	*
Scott M. Kleinman(7)	53,669	*
Douglas A. Pertz(5)	53,669	*
Heinn F. Tomfohrde, III(6)	76,669	*
Bradley J. Bell(5)	37,367	*
All directors and executive officers as a group	1,888,634	5.91

*	Represents less than 1% of the number of shares owned (excluding any shares held by YBR Holdings (see footnote 2, below) that could be attributed to any of these individuals).

(1)	For purposes of this table, information as to the percentage of shares beneficially owned is calculated based on 31,940,815 shares of common stock outstanding. The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

(2)	Represents all shares held of record by YBR Holdings. YBR Holdings is an affiliate of, and is controlled by, Apollo through its majority ownership of YBR Holdings’ membership interests. The address of each of YBR Holdings and Apollo is c/o Apollo Management, L.P., 9 West 57th Street, 43rd Floor, New York, New York 10019.

(3)	The address of Neuberger Berman, Inc. is 605 Third Avenue, New York, New York 10158-3698.

(4)	Includes options that are currently exercisable or will become exercisable in the next 60 days. Does not include options to purchase 135,193, 53,352, 35,125, 24,553 and 55,242 shares of our common stock that we have granted to Messrs. M. Ducey, K. Clark, D. Goadby, R. Underdown and S. Wolf, respectively. These options are subject to time-vesting conditions and are not currently exercisable (and will not become exercisable within the next 60 days). The address of each of Messrs. M. Ducey, K. Clark, D. Goadby, R. Underdown and S. Wolf is c/o Compass Minerals International, Inc., 8300 College Boulevard, Overland Park, Kansas 66210.

(5)	Represents options to purchase 37,367 shares of our common stock that we have granted to each of Messrs. B. Bell and R. Grant and 53,669 shares of our common stock that we have granted to Mr. D. Pertz. These options are exercisable immediately. The address of each of Messrs. B. Bell, R. Grant and Mr. Pertz is c/o Compass Minerals International, Inc., 8300 College Boulevard, Overland Park, Kansas 66210.

(6)	The address of each of Messrs. J. Asen and H. Tomfohrde is c/o Compass Minerals International, Inc., 8300 College Boulevard, Overland Park, Kansas 66210.

(7)	The address of each of Messrs. P. Copses, R. Falk, J. Harris and S. Kleinman is c/o Apollo Management, L.P., 9 West 57th Street, 43rd Floor, New York, New York 10019.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ongoing Relationship with IMC Global

      On November 28, 2001, Salt Holdings Corporation (now known as Compass Minerals International, Inc.) completed a leveraged recapitalization (the “Recapitalization”) with our assets and liabilities retaining their historical value. Immediately following the Recapitalization, Apollo Management V, L.P. (“Apollo”), co-investors and management owned approximately 81% of our outstanding common stock and IMC Global, Inc. (“IMC Global”) owned approximately 19% of our outstanding common stock as fully diluted for management options and stock issuable under our stock option plan.

      In December 2003, we completed an initial public offering of 16,675,000 shares of our common stock, par value $.01 per share, at an initial public offering price of $13.00 per share. In connection with the offering, we changed our name from Salt Holdings Corporation to Compass Minerals International, Inc. The shares were sold by our stockholders and we did not receive any proceeds from the sale of the shares. Apollo and IMC Global each sold portions of their holdings of our common stock, which reduced the ownership, on a fully diluted basis, of Apollo and co-investors and IMC Global to approximately 35% and 2%, respectively.

      In connection with the Recapitalization of the Company on November 28, 2001, we entered into several additional agreements with IMC Global or its affiliates providing for the continuation or transfer and transition of certain aspects of our business operations. These agreements were the result of arm’s-length negotiations, and we believe they are on terms at least as favorable to us as those we could have obtained from unaffiliated third parties. Set forth below are descriptions of the material agreements that we or our affiliates have entered into with IMC Global.

Supply Agreements

      We have contracted with IMC Global or its affiliates to supply some of our facilities with raw materials used in the production of our products and to supply to other facilities finished products that we distribute to our customers or other distributors. IMC Global supplies us with the following products:

•	coarse and mixed highway deicing salt, as a finished product, from IMC Global’s Esterhazy, Saskatchewan facility;

•	bulk white granular ice melt muriate of potash from IMC Global’s Belle Plaine, Saskatchewan facility;

•	packaged water softener muriate of potash, as a finished product, from IMC Global’s Belle Plaine, Saskatchewan facility;

•	muriate of potash, as a raw material, from IMC Global’s Esterhazy, Saskatchewan facility to our Ogden facility; and

•	a variety of general trade salt products, as finished products, from IMC Global’s Hersey, Michigan facility:

      The initial terms of these supply contracts range from 10 to 12 years and are automatically extended by one-year intervals unless termination notice is given by either party six months prior to the end of the term. The prices we pay for these products vary depending on the product. However, we believe that the prices IMC Global charges us are generally as favorable as the prices that we can obtain from third parties. Some contracts generally require the purchase of all of our requirements for a particular product from IMC Global. Others generally require the purchase of no less than 90% of our requirements from IMC Global, while others have no purchase requirement at all. Certain of those contracts permit us to obtain a lower price elsewhere and, if IMC Global does not match the lower price, we can purchase at the lower price from the third party. We cannot exercise our matching rights under these provisions more than twice in a year. Under the Hersey salt supply contract, we are required to purchase no less than 200,000 tons of salt products each year under most circumstances and we can purchase from third parties if a force majeure event prevents IMC Global from delivering products to us. Pricing for the Esterhazy highway deicing salt contract is adjusted each year based on a Canadian product price index. Pricing under the other supply contracts is generally adjusted each year based on the movement in the sales prices of the products to our own or IMC Global’s customers. Under the Hersey salt supply contract, the price is adjusted each year based on a salt producer price index, although we have the right to change the pricing adjustment formula to a quarterly adjustment based on the prices at which we sell the products to our customers.

      In June 2003, we purchased intangible assets related to IMC Global’s SOP marketing business for $24.8 million, including customer lists related to its Carlsbad, New Mexico SOP product line and rights to produce SOP at IMC Global’s Carlsbad, New Mexico facility. We also purchased finished goods SOP inventory in the amount of $3.9 million. The SOP supply contract that granted us the right to purchase SOP from IMC Global terminated as a result of the consummation of the purchase of IMC Global’s remaining SOP business in December 2003.

Railcars

      At December 31, 2003, we subleased approximately 46 railcars from affiliates of IMC Global that were used by us to transport products used in our business.

Management Consulting Agreement

      In connection with the Recapitalization of the Company on November 28, 2001, we entered into a management consulting agreement with Apollo. The agreement allows us and any of our affiliates to avail itself of Apollo’s expertise in areas such as financial transactions, acquisitions and other matters that relate to our business, administration and policies. Apollo received a one-time transaction fee for structuring the Recapitalization and thereafter received an annual fee for its management services and advice. In connection with the initial public offering, we amended the management consulting agreement whereby Apollo has the right to terminate the amended management consulting agreement at any time upon prior written notice to the Company. Upon Apollo’s election to terminate the amended management consulting agreement, we will pay Apollo approximately $5.5 million, less any amounts paid under the annual fee from December 10, 2003, as a final payment for all services rendered under the agreement. Upon termination of the agreement by Apollo, any future obligations of Apollo under the agreement will effectively terminate. Such payment will be expensed as incurred. Apollo maintains the right following termination to act, in return for additional fees, as our financial advisor or investment banker for any merger, acquisition, disposition or the like if we decide to hire someone to fill such a role.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and certain officers of Compass and persons who own more than ten percent of Compass’s common stock to file with the Securities and Exchange Commission initial reports of beneficial ownership (Form 3) and reports of subsequent changes in their beneficial ownership (Form 4 or Form 5) of Compass’s common stock. Such directors, officers and greater-than-ten-percent stockholders are required to furnish Compass with copies of the Section 16(a) reports they file. The Securities and Exchange Commission has established specific due dates for these reports, and Compass is required to disclose in this proxy statement any late filings or failures to file.

      Based solely upon a review of the copies of the Section 16(a) reports (and any amendments thereto) furnished to Compass and written representations from certain reporting persons that no additional reports were required, Compass believes that its directors, reporting officers and greater-than-ten-percent stockholders complied with all these filing requirements for the fiscal year ended December 31, 2003.

EXECUTIVE COMPENSATION TABLE

      The following table sets forth the compensation awarded to, earned by or paid to Compass’s chief executive officer and its four other most highly compensated executive officers (the “Named Executive Officers”) for services rendered in all capacities within Compass during the fiscal years ended December 31, 2003, 2002 and 2001.

			Long Term Compensation

	Annual Compensation		Awards	Pay outs

			Securities	Long Term
			Underlying	Incentive	All Other
		Bonus	Options/	Pay outs	Compensation
Name and Principal Position	Salary ($)	($)(1)	SARs (#)(2)	($)(5)	($)(3)

Michael E. Ducey
President and Chief Executive Officer of CMI and President and Chief Executive Officer of CMG 2003	356,563	413,368	—	—	167,514
April (date of hire) to December 2002	262,500	251,328	540,774	—	130,761
Steven Wolf
Vice President and General Manager, Highway Deicing and SOP of CMG 2003	282,042	236,283	—	852,920	113,985
2002	258,803	143,465	—	63,408	412,430
2001	247,108	91,998	220,961	—	50,348
Keith E. Clark
Vice President and General Manager, General Trade of CMG 2003	207,763	111,054	—	824,733	88,995
2002	199,190	93,234	—	8,150	325,054
2001	193,804	75,323	213,411	—	34,405
David J. Goadby(4)
Vice President of CMG and Managing Director, Salt Union Ltd. 2003	192,492	69,859	—	—	46,199
2002	168,774	47,095	—	—	219,886
2001	150,932	27,860	140,494	—	45,801
Rodney L. Underdown
Vice President and Chief Financial Officer of CMI and Chief Financial Officer of CMG 2003	165,129	76,751	—	380,004	48,144
2002	150,000	48,960	—	—	211,294
2001	128,105	31,832	98,214	—	13,864

(1)	Bonuses were paid pursuant to the Compass Minerals Group Incentive Compensation Program. Under this program, bonus amounts were calculated on an annual basis according to business and individual performance.

(2)	Represents the number of shares of our common stock underlying options (as adjusted to reflect changes in our capital structure following the date of grant).

(3)	Consists of sale and retention bonuses related to the change in ownership subsequent to the Recapitalization, certain moving expenses incurred by Mr. Ducey considered by the U.S. Internal Revenue Service to be compensation and other employer contributions to our tax-qualified and non-tax-qualified defined contribution and defined benefit retirement plans.

(4)	Mr. Goadby’s compensation is paid in British pounds sterling, which has been converted to U.S. dollars at a rate of £0.5814 per $1.00.

(5)	In September of 2003, the deferred compensation plan was terminated resulting in distribution of all of its holdings to its participants. See “Deferred Compensation Plan,” below.

Option Grants in 2003

      There were no grants of options to acquire shares of our common stock made to the named executive officers during 2003.

Aggregate Option Exercises in 2003 and Fiscal Year-end Option Values

      The following table contains the aggregate number of shares of common stock underlying stock options exercised in 2003 and the number of shares of common stock underlying stock options held by each named executive officer as of December 31, 2003.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options/SARs
			Options/SARs at		at December 31, 2003
			December 31, 2003		($)(1)
	Number of Shares	Value
Name	Acquired on Exercise	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael E. Ducey	67,595	77,740	337,980	135,193	4,353,182	1,741,286
Steven Wolf	27,617	52,769	138,101	55,242	1,778,741	711,517
Keith E. Clark	26,675	50,970	133,379	53,352	1,717,922	687,174
David J. Goadby	12,227	5,365	87,802	35,125	1,130,890	452,410
Rodney L. Underdown	12,276	23,457	61,381	24,553	790,587	316,243

(1)	Calculated by multiplying the difference between the fair market value of the shares of common stock underlying the options as of December 31, 2003 ($14.28 per share) and the exercise price of the options by the number of shares of common stock underlying the options.

2001 Option Plan

      Our employees, consultants and directors (and employees, consultants and directors of our subsidiaries) are eligible to receive options under our 2001 Stock Option Plan. The option plan is administered by the Compensation Committee, each member of which is both a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and an “outside director” for purposes of Section 162(m) of the Code. Notwithstanding the foregoing, our full Board of Directors will administer the option plan with respect to options granted to members of our Board of Directors who are not also our employees.

      Options granted under the option plan may be non-qualified stock options or incentive stock options. The maximum number of shares of common stock that are issuable under the option plan is 2,783,283 (as adjusted to reflect changes in our capital structure and as may be further adjusted for future changes in our capital structure and other corporate transactions, such as stock dividends, stock splits, mergers and reorganizations). Furthermore, following the first meeting of our stockholders to occur after the close of the third calendar year following the calendar year in which our common stock is first registered under the Exchange Act (or such earlier date as required by Section 162(m) of the Code or the regulations issued thereunder), the maximum number of shares of common stock that may be subject to options granted to any individual in any calendar year may not exceed 1,000,000.

      Following the consummation of the Recapitalization on November 28, 2001, we granted non-qualified options to purchase common stock to certain management employees, including the named executive officers. The per share exercise price of each option granted immediately following the Recapitalization was $1.40 (as adjusted to reflect changes in our capital structure following the date of grant), which was equal to the Recapitalization consideration per share of common stock (as adjusted to reflect changes in our capital structure following the date of grant).

      During the period following the Recapitalization on November 28, 2001, we have granted options under the option plan to designated newly-hired and other employees. The exercise price per share of these options is equal to an estimate of the fair market value per share of our common stock as of the date of the grant. The options shall generally become vested and exercisable as follows:

•	one-half of the options are time vesting options that will become vested and exercisable in equal annual installments on each of the first four anniversaries of the date of grant, so long as the optionee continues to provide services to us or one of our subsidiaries as of such anniversary.

•	one-half of the options are performance vesting options that would have become vested and exercisable on the eighth anniversary of the date of grant, so long as the optionee continued to provide services to us or one of our subsidiaries as of such date. However, the terms of each such performance vesting option provided that it would be eligible to become vested prior to such eighth anniversary if Apollo achieved a specified rate of return in connection with certain corporate transactions (such as our initial public offering). Because the specified rate of return targets were met in connection with our initial public offering, all of such performance vesting options became fully vested and exercisable upon the consummation of our initial public offering.

      The term of the options is eight years and thirty days from the date of grant. However, all unvested options will automatically expire upon the date of an optionee’s termination of employment (or termination of directorship or consultancy, as applicable). In addition, all vested options will generally expire one year following the termination of an optionee’s services by us, subject to certain exceptions. Shares of common stock purchased or acquired under the stock plan will generally be subject to restrictions on transfer, repurchase rights and other limitations set forth in the investor rights agreement. We filed a registration statement on Form S-8 under the Securities Act to register the issuance of those shares issuable or reserved for issuance under our 2001 Stock Option Plan.

      The option plan may be modified or amended in any respect by the committee administering the option plan with the prior approval of our Board of Directors, except that the consent of each optionee is required with respect to any amendment that impairs such optionee’s rights. In addition, to the extent required by any applicable law, regulation or stock exchange rule, no amendment will be effective without the consent of our stockholders.

Deferred Compensation Plan

      In connection with the consummation of the Recapitalization on November 28, 2001, we adopted the Salt Holdings Corporation Senior Executives’ Deferred Compensation Plan. The deferred compensation plan is not a tax-qualified retirement plan. The deferred compensation plan is intended to allow certain highly compensated employees to elect in advance to defer certain retention bonuses or other compensation and to allow such employees to transfer liabilities from certain IMC Global deferred compensation plans to our deferred compensation plan. Any amounts deferred into the deferred compensation plan represent a conditional right to receive our capital stock as described below. Amounts deferred under the deferred compensation plan are represented by bookkeeping accounts established and maintained by the administrator on behalf of the participants. Each such account is deemed to be invested in shares of our capital stock. Distributions shall generally be made to a participant under the deferred compensation plan in one lump sum in the form of our capital stock upon the participant’s termination of employment or upon Apollo “exit events.” In connection with the establishment of the deferred compensation plan, we have established a “rabbi trust,” which has been funded with shares of our capital stock. All assets contained in the rabbi trust will be subject to the claims of creditors in the event of bankruptcy or insolvency.

      On September 29, 2003, the deferred compensation plan was terminated and our capital stock held in the deferred compensation plan was subsequently distributed to the participants.

Employment Agreements

      Michael E. Ducey. CMG entered into an employment agreement, dated March 12, 2002, with Mr. Ducey pursuant to which he agreed to serve as its Chief Executive Officer and be nominated for a seat on its Board of Directors. Under the agreement, Mr. Ducey is paid a base salary and is eligible for incentive bonuses based upon CMG meeting or exceeding financial objectives. Under the terms of the agreement, Mr. Ducey is subject to non-compete, non-solicitation and confidentiality requirements. In the event that Mr. Ducey’s employment is terminated without cause, he will receive his base pay until the earlier of 12 months, the day he accepts other employment or the day he violates the non-compete agreement.

      David J. Goadby. Salt Union Limited entered into a service agreement, dated September 1, 1997, with Mr. Goadby pursuant to which he was appointed as Managing Director of Salt Union until his employment is terminated by either Salt Union, giving Mr. Goadby not less than 12 months prior written notice, or Mr. Goadby, giving Salt Union not less than three months prior written notice. The agreement provides that Mr. Goadby be paid a base salary, as well as bonuses or additional remuneration, if any, as the Board of Directors of Salt Union may determine. For a period of six months following his termination, Mr. Goadby will be subject to non-compete, non-solicitation and non-dealing covenants with regard to customers and non-solicitation of suppliers and managerial, supervisory, technical, sales, financial and administrative employees. In the event of a change of control of Salt Union, Mr. Goadby will be entitled to terminate the agreement immediately and Salt Union will be obligated to pay him an amount equal to his annual base salary and the value of his company car and medical insurance calculated over a 12 month period.

      Other Named Executive Officers. We have not entered into employment agreements with any of our executive officers, except for the agreements entered into by our subsidiaries with Mr. Ducey and Mr. Goadby. Accordingly, each of our executive officers is currently an “at will” employee, except for Mr. Ducey and Mr. Goadby.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee is comprised of Heinn Tomfohrde, Joshua J. Harris, and Robert H. Falk. None of these individuals is or has ever been an officer or employee of Compass. During fiscal 2003, no executive officer of Compass served as a director of any corporation for which any of these individuals served as an executive officer, and there were no other Compensation Committee interlocks with the companies with which these individuals or Compass’s other directors are affiliated.

OTHER MATTERS

      We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

ADDITIONAL INFORMATION

Householding of Proxies

      Under rules adopted by the SEC, we are permitted to deliver a single set of any proxy statement, information statement, annual report and prospectus to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. This process, called householding, allows us to reduce the number of copies of these materials we must print and mail. Even if householding is used, each shareholder will continue to receive a separate proxy card or voting instruction card.

      The Company is not householding this year for those shareholders who hold their shares directly in their own name. If you share the same last name and address with another Company shareholder who also holds his or her shares directly, and you would each like to start householding for the Company’s annual reports, proxy statements, information statements and prospectuses for your respective accounts, then please contact us at Compass Minerals International, Inc., 8300 College Boulevard, Overland Park, Kansas 66210, Attention: P. Landon, Telephone (913) 344-9315.

      This year, some brokers and nominees who hold Company shares on behalf of shareholders may be participating in the practice of householding proxy statements and annual reports for those shareholders. If your household received a single proxy statement and annual report for this year, but you would like to receive your own copy this year, please contact us at, Compass Minerals International, Inc., 8300 College Boulevard, Overland Park, Kansas 66210, Attention: P. Landon, Telephone (913) 344-9315, and we will promptly send you a copy. If a broker or nominee holds Company shares on your behalf and you share the same last name and address with another shareholder for whom a broker or nominee holds Company shares, and together both of you would like to receive only a single set of the Company’s disclosure documents, please contact your broker or nominee as described in the voting instruction card or other information you received from your broker or nominee.

      If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

Additional Filings

      The Company’s Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company’s website on the Internet as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission. They may be accessed as follows: www.compassminerals.com.

Proxy Solicitation

      Compass will bear the entire cost of this proxy solicitation. In addition to soliciting proxies by this mailing, we expect that our directors, officers and regularly engaged employees may solicit proxies personally or by mail, telephone, facsimile or other electronic means, for which solicitation they will not receive any additional compensation. Compass will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request.

Stockholder Proposals for 2005 Annual Meeting

      Any stockholder who intends to present a proposal at the annual meeting in 2005 must deliver the proposal to Compass’s Corporate Secretary at 8300 College Boulevard, Overland Park, Kansas 66210:

•	If the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, not later than March 14, 2005,

•	If the proposal is submitted pursuant to Compass’s by-laws (in which case we are not required to include the proposal in our proxy materials), not later than the close of business on May 13, 2005 nor earlier than the close of business on April 14, 2005. However, if the Company advances the date of the annual meeting by more than thirty (30) days or delays it by more than seventy (70) days, then notice must be delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company,

By order of the Board of Directors,

Chief Financial Officer and Vice President

Exhibit A

COMPASS MINERALS INTERNATIONAL, INC.

AUDIT COMMITTEE CHARTER

      This Audit Committee Charter (the “Charter”) was adopted by the Board of Directors (the “Board”) of Compass Minerals International, Inc. (the “Company”) on December 11, 2003.

I.     Purpose

      The purpose of the Audit Committee (the “Committee”) is to assist the Board with its oversight responsibilities regarding: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and the independent auditor. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

      In so doing, the Committee should endeavor to maintain free and open means of communication between the members of the Committee, other members of the Board, the independent auditor and the financial management of the Company. Moreover, the Committee shall be directly responsible for the appointment, compensation, retention, evaluation and oversight of the work of any independent auditor employed by the Company (including resolution of any disagreement between management of the Company and the independent auditor regarding financial reporting and pre-approval of all non-audit services) for the purpose of preparing or issuing an audit report or related work, and the independent auditor shall report directly to the Committee.

      In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s by-laws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval (including any decision to consult with independent counsel and other advisors), and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

      Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles (“GAAP”) and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with GAAP and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the “internal auditor”) and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

      Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II.     Membership

      As of the Company’s annual meeting in 2004, the Committee shall consist of at least three (3) members of the Board. The members, including the Chair of the Committee, shall be appointed by action of the Board, on the recommendation of any nominating committee established by the Board, and shall serve at the discretion of the Board. As of the Company’s annual meeting in 2004, each Committee member shall satisfy the independence requirements of the New York Stock Exchange and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

      Each Committee member shall be financially literate as determined by the Board in its business judgment or must become financially literate within a reasonable time after his or her appointment to the Committee. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. However, at least one member of the Committee shall have accounting or related financial management expertise as determined by the Board in its business judgment. In addition, at least one Committee member shall be, as determined by the Board in its business judgment, an “audit committee financial expert” within the definition adopted by the SEC or the Company shall disclose in its periodic reports required pursuant to the Exchange Act the reasons why at least one member of the Committee is not an “audit committee financial expert.”

      No member of the Committee shall simultaneously serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and such determination is disclosed in the Company’s annual proxy statement. Furthermore, no member of the Committee shall receive any compensation from the Company other than (i) director’s fees for services as a director of the Company, including reasonable compensation for service on the Committee; and (ii) a pension or similar deferred compensation from the Company for prior service, provided that such compensation is not contingent on continued or future service to the Company. Without limiting the generality of the foregoing, no member of the Committee, and no member’s firm, may receive any direct or indirect compensation from the Company for services as a consultant or legal or financial advisor.

III.     Committee Organization and Procedures

      Unless a Chair is designated by the Board, the members of the Committee shall appoint a Chair of the Committee by majority vote. The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agenda of items to be addressed at each meeting. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s certificate of incorporation or by-laws that are applicable to the Committee.

      The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee in its discretion deems desirable. The Committee shall meet separately, periodically, with management, the internal auditor and the independent auditor.

      All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

      The Committee may, in its discretion, retain (and determine funding for) any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also, in its discretion, utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

      The Committee may, in its discretion, conduct or authorize investigations into any matters within the scope of its responsibilities and powers.

      The Committee shall maintain written minutes or other records of its meeting and activities. Minutes of each meeting of the Committee shall be distributed to each member of the Committee and other members of the Board. The Secretary or designated legal counsel of the Company shall retain the original signed minutes for permanent filing.

      This Charter shall be made available on the Company’s website at www.compassminerals.com and to any stockholder who otherwise requests a copy.

IV.     Powers and Responsibilities

A. Interaction with Independent Auditor

      1. Appointment and Oversight. The independent auditor of the Company shall be ultimately accountable to the Committee in connection with the audit of the Company’s annual financial statements and related services. The Committee shall be directly responsible and have sole authority for the appointment, compensation, retention, evaluation and oversight of the work of the independent auditor (including resolution of any disagreement between management of the Company and the independent auditor regarding financial reporting and pre-approval of all non-audit services) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

      2. Pre-Approval of Services. Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

      3. Independence of Independent Auditor. The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company.In conducting its review:

      (i) The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

      (ii) The Committee shall discuss with the independent auditor its independence from the Company, and obtain and review a written statement prepared by the independent auditor delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1 (as may be supplemented from time to time). The Committee shall consider the impact that any relationships or services may have on the objectivity and independence of the independent auditor. In addition, the Company shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.

      (iii) The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

      (iv) The Committee shall consider whether the Company should adopt a rotation of the annual audit among independent auditing firms.

      (v) The Committee shall, if applicable, consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

B. Annual and Quarterly Financial Statements and Annual Audit

      1. Meetings with Management, Independent Auditor and Internal Auditor.

      (i) The Committee shall meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

      (ii) The Committee shall review and discuss with management and the independent auditor: (a) major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) any analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures or other material financial arrangements of the Company that do not appear on the financial statements of the Company, on the Company’s financial statements.

      (iii) The Committee shall review and discuss the annual audited financial statements and the quarterly unaudited financial statements with the management of the Company and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

      2. Separate Meetings with Independent Auditor.

      (i) The Committee shall discuss with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including, without limitation, any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee may consider reviewing with the independent auditor are: (a) any accounting adjustments that were noted or proposed by the independent auditor but were “passed” (as immaterial or otherwise); (b) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (c) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

      (ii) The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (i) all accounting policies and practices to be used that the independent auditor identifies as critical; (ii) all alternative treatments of financial information within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; (iii) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any; and (iv) any changes in the accounting policies and practices of the Company or any changes (or initiatives or proposals to change) of any accounting or financial reporting rules that could reasonably be expected to have a material impact on the Company’s financial statements.

      (iii) The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” as then in effect.

      3. Recommendations to Include Financial Statements in Annual Report. The Committee shall, based on the review and discussions in Sections IV(B)(1)(iii) and IV(B)(2)(iii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the independent auditor regarding such independence pursuant to Section IV(A)(4)(ii) above, determine whether to recommend to the Board that the audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

C. Internal Audit

      1. Appointment and Review. The Committee shall review the appointment and replacement of the internal auditor, as well as the performance of the internal audit group. In addition, the Committee shall review, based upon the recommendation of the independent auditor and the internal auditor, the scope and plan of the work to be done by the internal audit group.

      2. Separate Meetings with Internal Auditor. The Committee shall meet periodically with the Company’s internal auditor to discuss the responsibilities, budget and staffing of the Company’s internal audit function and any issues that the internal auditor believes warrant audit committee attention. The Committee shall discuss with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

      3. Reports. Management shall furnish to the Committee a copy of each audit report prepared by the internal auditor.

      4. Access. The internal auditor and the other personnel performing the Company’s internal audit function shall be granted unfettered access to the Committee.

D. Other Powers and Responsibilities

      1. The Committee shall discuss with the independent auditor and the internal auditor, at least annually, the adequacy and effectiveness of the accounting and financial controls of the Company, and consider any recommendations for improvement of such internal control procedures.

      2. The Committee shall discuss with management any management letter or schedule of unadjusted differences provided to or by the independent auditor and any other significant matters brought to the attention of the Committee by the independent auditor as a result of its annual audit. The Committee should allow management adequate time to consider any such matters raised by the independent auditor.

      3. The Committee shall discuss with management and the independent auditor any related-party transactions brought to the Company’s attention which could reasonably be expected to have a material impact on the Company’s financial statements.

      4. The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee believes is necessary or advisable to report to the Board.

      5. The Committee shall establish procedures for the receipt, retention and treatment of complaints from employees of the Company regarding accounting, internal accounting controls or auditing matters, as well as for the confidential and anonymous submission by employees of the Company of concerns and information regarding questionable accounting or auditing matters.

      6. The Committee shall review and discuss with management and the independent auditor the Company’s earnings press releases (with particular focus on any “pro forma,” or “adjusted” non-GAAP information), as well as any financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

      7. The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

      8. The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements, required by Item 306 of Regulation S-K, for inclusion in each of the Company’s annual proxy statements.

      9. The Committee shall set clear hiring policies for employees or former employees of the Company’s independent auditor.

      10. The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

      11. The Committee shall discuss with the Company’s General Counsel or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

      12. The Committee shall request assurances from management, the Company’s internal auditor and the independent auditor that the Company’s foreign subsidiaries and foreign affiliated entities are in conformity with applicable legal requirements, including disclosure of insider and affiliated party transactions.

      13. The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.

      14. The Committee shall at least annually review and reassess the Committee’s Charter and submit any recommended changes to the Board for its consideration.

Exhibit B

Nominating and Corporate Governance Committee Charter of Compass Minerals International, Inc.

      This Nominating and Corporate Governance Committee Charter was adopted by the board of directors of Compass Minerals International, Inc., on July 1, 2004.

I.     PURPOSE AND RESPONSIBILITIES

      The Nominating and Corporate Governance Committee will:

      (a) recommend minimum qualifications for directors;

      (b) identify, interview and nominate candidates for election as directors at the annual meeting of stockholders and recommend candidates to fill board vacancies that arise between annual shareholders’ meetings;

      (c) develop and recommend policies and procedures for the submission by shareholders of director candidates and the consideration of those candidates by the board;

      (d) recommend the amount and form of director compensation;

      (e) recommend to the board corporate governance guidelines and, at least annually, recommend updates that reflect changes in legislation, New York Stock Exchange Listing Standards, and best corporate practices;

      (f) consider and recommend the removal of a director in accordance with the company’s policies and corporate governance standards;

      (g) annually evaluate its own performance and review its charter;

      (h) lead the annual evaluation of the chief executive officer, the board of directors, and the board committees; and

      (i) review the company management succession plan at least annually.

II.     MEMBERSHIP

      The committee will consist of three or more independent directors, appointed and removed by the board, with or without cause, each of whom is independent as that term is defined in Section 303A.02 of the New York Stock Exchange Listed Company Manual.

III.     MEETINGS AND PROCEDURES

      Committee meetings will be held at least three times per year. The committee will set its own rules for scheduling and conducting meetings, in accordance with company by-laws. The chair, or the chair’s designate, will preside at each meeting and report to the board after each committee meeting.

      The presence of more than half of the total committee members constitutes a quorum. Once a quorum is established at a meeting, committee matters will be decided by a majority vote of the attending members.

      All non-management directors that are not members of the committee may attend and observe meetings of the committee. However, they are not entitled to vote and may participate in discussion or deliberation only if invited to do so by the committee. The committee may also include in its meetings members of the company’s management, or any other person whose presence it believes would be useful. Conversely, the committee may as it sees fit exclude from its meetings any person, including but not limited to any non-management director that is not a member of the committee.

      In addition to consulting the company’s legal counsel and other advisors, the committee may occasionally retain outside advisors. The committee will approve the fees for any such advisors, and the company will pay those fees as well as the committee’s ordinary expenses. The committee will have the sole authority to retain and to terminate any search firm that it may engage to identify director candidates. The committee may also delegate certain responsibilities to a subcommittee.

COMPASS MINERALS INTERNATIONAL, INC.
Proxy for Annual Meeting of Stockholders to be held August 12, 2004

1. Elect three directors, each for a term of three years:

FOR the nominees listed below ☐ Except as marked to the contrary below)	WITHHOLD AUTHORITY ☐ to vote for the nominee(s) listed below

01 Mr. Michael E. Ducey	02 Mr. Heinn F. Tomfohrde, III	03 Mr. Douglas A. Pertz

     To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below:

2. Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2004.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

(CONTINUED FROM OTHER SIDE)

The undersigned hereby appoints RODNEY L. UNDERDOWN, BRADLEY J. BELL, and RICHARD S. GRANT, and each of them, with full power of substitution, proxies of the undersigned to vote the shares of Common Stock of Compass Minerals International, Inc., to be held at the Sheraton Overland Park Hotel, 6100 College Boulevard, Overland Park, Kansas, on Thursday, August 12, 2004, at 9:00 a.m. local time, and at any postponements or adjournments thereof. Without limiting the authority granted herein, the above named proxies are expressly authorized to vote as directed by the undersigned as to those matters set forth on the reverse side hereof and in their discretion on all other matters that are properly brought before the Annual Meeting.

If more than one of the above named proxies shall be present in person or by substitution at such meeting or at any postponement or adjournment thereof, the majority of said proxies so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

Dated 2004

Signature(s) of Stockholder(s)

(Please sign exactly as your name or names appear on certificate and mail this Proxy promptly in the enclosed paid envelope. When signing in representative capacity, insert title and attach papers showing authority unless already on file with the corporation.)

PLEASE SIGN AND MAIL THIS PROXY